CERTIFICATE OF FORMATION

OF

TCW DIRECT LENDING VII LLC

This Certificate of Formation of TCW Direct Lending VII LLC, dated as of May 23, 2017, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq).

1.         Name. The name of the limited liability company formed hereby is TCW Direct Lending VII LLC (the “LLC”).

2.         Registered Office. The address of the registered office of the LLC in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

3.         Registered Agent. The name and address of the registered agent for service of process of the LLC in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Oladipo Ashiru
Authorized Person

	Name:	Oladipo Ashiru
	Title:	Senior Vice President, TCW Asset Management Company, its Managing Member

Signature Page to Certificate of Formation of

TCW Direct Lending VII LLC